EXHIBIT 4.3

                              OPTION AGREEMENT
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          OPTION AGREEMENT, as amended, dated as of August 1, 1989
between ACTV, Inc. a Delaware corporation (the "Corporation"), and WILLIAM C. SAMUELS, having a residence at 1 West 67th Street, New
York, New York 10023 (the "Optionee").

          The Corporation desires to grant to the Optionee three options, which in the aggregate would give optionee the right and option to purchase up to 400,000 shares of the outstanding shares (the "Option Shares") of Common Stock (the "Common Stock"), of the Corporation on the date hereof, on the terms and subject to the conditions hereinafter set forth. This Option Agreement supersedes any prior option agreements, which prior option agreements are hereby canceled.

          NOW, THEREFORE, in consideration of the receipt of $1.00, and other-good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

          SECTION 1.      Option to Purchase Common Stock.
                          -------------------------------
          (a) Option A for 120,000 of the outstanding shares of
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Common Stock. Subject to Section 7 hereof, (i) commencing on the
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date hereof and on the first day of each month hereafter until
January 1, 1991, the Corporation grants to the Optionee the fully vested right and option (collectively, the "Option A") to purchase from the Corporation 6,666 shares ("Option A Shares") at a purchase price of $2.50 per Option A Share (the "Option A Price") and (ii) commencing on February 1, 1991, the Corporation grants to the Optionee the Option A to purchase from the Corporation 6,678 Option A Shares, at the Option A Price. Said rights shall be cumulative so that as of February 1, 1991, Optionee shall have the right to purchase 120,000 Option A Shares, which shares are subject to adjustment pursuant to Section 4(a) and (b) hereof.

          (b) Option B for 140,000 of the outstanding shares of
              -------------------------------------------------
Common Stock. Subject to Section 7 hereof, commencing on the date
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hereof, and vesting on July 1, 1992, the Corporation grants to the
Optionee the fully vested right and option (collectively, the "Option B") to purchase from the Corporation 140,000 shares ("Option B Shares"), at a purchase price of $2.50 per Option B Share (the "Option B Price"). The Option B Shares are subject to adjustment pursuant to Section 4(a) hereof.

          (c) Option C for 140,000 of the outstanding shares of
              -------------------------------------------------
Common Stock. Subject to Section 7 hereof, (i) commencing on the
------------
date hereof and on the first day of each month from July 1, 1992 through May 1, 1993, the Corporation grants to the Optionee the fully vested right and option (collectively, the "Option C") (the Option A, Option B and Option C are collectively referred to hereinafter as the "Option") to purchase from the Corporation 11,666 shares ("Option C Shares"), at a purchase price of $2.50 per option C Share (the "Option C Price"), (ii) commencing on June 1,


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1993, the Corporation grants to the Optionee the Option C to purchase from the Corporation 11,674 Option C Shares at the Option C Price. Said rights shall be cumulative so that as of June 1, 1993, Optionee shall have the right to the purchase of 140,000 Option C Shares, which shares are subject to adjustment pursuant to
Section 4(a) hereof.

          (d) Exercise Option. The Option may be exercised by the
              ---------------
holder of this Option, in whole or in part, by delivery to the Corporation, at any time during the respective Option Period (as defined below in subsection (a) and (b) of Section 7 hereof) of a written notice (the "Option Notice"), which Option Notice shall state such holder's intention to exercise the Option, the date on which the holder proposes to purchase the Option Shares (the "Closing Date") and the number of Option Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the holder of this Option, the Corporation shall be obligated to sell, and the holder of this Option shall be obligated to purchase, that number of Option Shares to be purchased on the Closing Date set forth in the Option Notice.

          (e) Delivery of Shares. The purchase and sale of Option
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Shares acquired pursuant to the terms of this  Agreement shall be made on the Closing Date at the offices of the Corporation. Delivery of the stock certificate or other instrument registered in the name of the holder of this Option, evidencing the Option Shares being purchased on the Closing Date, shall be made by the Corporation to the holder of this Option on the Closing Date against the delivery to the Corporation of a check in the full amount of the aggregate purchase price therefor.

          SECTION 2.       Representations and Warranties of the
                           -------------------------------------
Holder. The holder of this Option hereby represents and warrants
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to the Corporation that in the event he acquires any Option Shares, such Option Shares will be acquired for his own account, for investment and not with a view to the distribution thereof. The holder of this Option understands that the Option Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration.

          SECTION 3. Reorganizations; Mergers; Sales; Etc.
                     ------------------------------------

          (a) Reorganization, Reclassification, Merger and Sale in
              ----------------------------------------------------
connection with ACTV, Inc., a Delaware corporation. If, at any
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time during the Option Period, there shall be any capital
reorganization in connection with the merger with or into ACTV, Inc., a Delaware corporation ("ACTV-Delaware"), reclassification of Common Stock, in connection with the merger with ACTV-Delaware, the consolidation or merger of the Corporation with or into ACTV-Delaware or the sale of all or substantially all of the properties and assets of the Corporation as an entirety to ACTV-Delaware, this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of ACTV-Delaware resulting from properties and assets shall have been sold to which such holder would have been entitled if such holder had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. For purposes of this Agreement references to the Corporation shall include ACTV-Delaware.

          (b)    Capital Reorganizations and Reclassifications in
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General. If, at any time during the Option Period, thee shall be
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any reorganization or reclassification of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), this Option shall, after such reclassification be exercisable for the kind and number of shares of stock or other securities or property of the Corporation result from such reorganization or reclassification to which such holder would have been entitled if such holder had held shares of Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization or reclassification.

          (c) Mergers or Sale of substantially all of the capital
              ---------------------------------------------------
stock and/or assets. If, at any time during the Option Period,
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there shall be any consolidation or merger of the Corporation with or into another corporation or of sale of fifty percent or more of the properties and assets of the Corporation as an entirety to another corporation or person in one transaction or a series of related transactions, this Option shall, after such consolidation, merger or sale, be immediately exercisable, without reference to any conditions described in Section 1(b) hereof, for the balance of the Option Period for the kind and number of shares of stock or other securities or property of the Corporation or of the surviving corporation resulting from such properties and assets shall have been sold, to which such holder would have been entitled if such holder had held shares of Common Stock issuable upon the exercise hereof immediately prior to such consolidation, merger or sale.

          SECTION 4. Adjustment of Option Shares and Option Price.
                     --------------------------------------------

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          The Option Price shall be subject to adjustment from time
to time as follows:

          (a) If, at any time during the Option Period, the number of shares of Common Stock outstanding is altered by a stock dividend payable in shares of Common Stock or by a subdivision or split-up or combination of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of shares of Common Stock, entitled to receive such subdivision or split-up or combination, the Option Price shall be appropriately increased or decreased and the number of shares of Common Stock issuable upon the exercise hereof shall be increased or decreased, all in proportion to such increase or decrease in outstanding shares.

          (b) If, at any time during the first 48 months of the Option Periods, the Corporation issues any previously unissued Common Stock as the result of any financing, acquisition, joint venture or other business transaction, then, during such period the number of shares subject to the Option shall be adjusted such that the holder thereof shall have the right to exercise the Option for the same percentage of the issued and outstanding Common Stock of the Corporation after giving effect to such transaction (including the future conversion or exercise of any option or warrants issued in such transaction during the term of the Option, but converted thereafter) as he held options for immediately prior to such transaction.

          SECTION 5.    Piggyback Registration.   If, at any time
                        ----------------------
commencing after the date hereof and expiring seven (7) years thereafter, the Corporation proposes to register any of its securities under the Act (other than in connection with a merger securities under the Act (other than in connection with a merger or pursuant to Form S-8 or other comparable Form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Optionee
of its intention to do so.     If the Optionee notifies the
Corporation within twenty (20) days after receipt of any such notice of his desire to include any Common Stock owned by him in such proposed registration Statement, the Corporation shall afford the Optionee the opportunity to have any of his of Common Stock registered under such registration statement; provided that (i) that in the opinion of counsel for the Corporation such inclusion does not pose any significant legal problem and (ii) that if such Registration Statement is filed pursuant to an underwritten public offering, the underwriter approves such inclusion; provided that if the underwriter does not approve of the inclusion of any or all such securities, that no principal shareholder is permitted to include a higher percentage of shares of common stock owned by him in such Registration Statement.

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          The Optionee shall bear his proportional exercise of any
such registration.

          Notwithstanding the provisions of this Section 5, the Corporation shall have the right at any time after it shall have given written notice pursuant to this Section 5 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          SECTION 6  Transfer of Option; Successors and Assigns.
                     ------------------------------------------
This Agreement (including the Option) and all rights hereunder shall not be transferable to at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

          SECTION 7.    Termination.    Options A, B and C shall
                        -----------
terminate shall no longer be exercisable on the date eight (8) years from the date each allotment is granted.

          SECTION 8. Notices. All notices or other communications
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which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If the Corporation, to:

                 ACTV, Inc.
                 1270 Avenue of the Americas - Suite 2401
                 New York, New York 10020
                 Attention: Michael J. Freeman, Chairman

             With a copy to:

                 Jay Kaplowitz, Esquire
                 Gersten, Savage, Kaplowitz & Curtin
                 575 Lexington Avenue
                 New York, New York 10022

             If to the Optionee, to:

                 William C. Samuels
                 1 West 67th Street
                 New York, New York 10023


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed as aforesaid, any such communication shall be


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deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

          SECTION 9.    Governing Law.    This Agreement shall be
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governed by, and construed in accordance with the laws of the State of New York.

          SECTION 10. Entire Agreement.   This Agreement contains
                      ----------------
the entire agreement between the parties hereto with respect to the transactions contemplated herein an supersedes all previously written or oral negotiations, commitments, representations and agreements.

          SECTION 11. Execution in Counterpart. This Agreement
                      ------------------------
may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          SECTION 12.     Amendments and Modifications.     This
                          ----------------------------
Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.

                                              ACTV, INC.


                                              By: /s/ Michael Freeman, Phd.,
                                                 ---------------------------
                                                  Michael Freeman, Phd.,
                                                  Chairman, CEO


                                                  /s/ William C. Samuels
                                                 ---------------------------
                                                  William C. Samuels


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